Exhibit (h)(2)(vi)

AMENDMENT NO. 6 TO ADMINISTRATION AGREEMENT

THIS AMENDMENT NO. 6 TO ADMINISTRATION AGREEMENT (this “Amendment”), is made this 14th day of February, 2017 (the “Amendment Effective Date”), by and between Highland Funds I (the “Trust”), and SEI Investments Global Funds Services (the “Administrator”).

WHEREAS:

1.	The Trust and the Administrator entered into an Administration Agreement dated as of September 25, 2012, as amended (the “Agreement”), pursuant to which, among other things, the Administrator agreed to provide administration services with respect to the Trust;

2.	The parties hereto desire to amend the Agreement as described in detail below.

NOW THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Defined Terms. Except as specifically set forth herein, defined terms used herein shall have their respective meanings as set forth in the Agreement.

2.	Section 9.01 (Term and Renewal). Section 9.01 (Term and Renewal) of the Agreement is hereby deleted in its entirety and replaced as follows:

9.01	Term and Renewal. This Agreement shall become effective as of the Effective Date and shall remain in effect through and until July 31, 2017 (the “Initial Term”), and thereafter shall automatically renew for successive two year terms (each such period, a “Renewal Term”) unless terminated by any party giving written notice of non-renewal at least ninety days prior to the last day of the then current term to each other party hereto.

3.	Ratification of Agreement. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement shall continue in full force and effect.

4.	Binding Effect. This Amendment shall be binding upon, and shall inure to the benefit of the Administrator, the Trust and each of their respective permitted successors and assigns.

5.	Governing Law. This Amendment shall be governed by and provisions shall be construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws or choice of laws rules or principles thereof

[Signature page follows]

Highland Funds I Amendment No. 6 to Administration Agreement	Page 1 of 2
SEI – 230021v2
THIS DOCUMENT CONSTITUTES CONFIDENTIAL INFORMATION OF SEI INVESTMENTS GLOBAL FUNDS SERVICES

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the Amendment Effective Date.

SEI INVESTMENTS GLOBAL FUNDS SERVICES		HIGHLAND FUNDS I

By:	/s/ John Alshefski	By:	/s/ Dustin Norris
Name: John Alshefski		Name: Dustin Norris
Title: SVP		Title:	Assistant Treasurer

Highland Funds I Amendment No. 6 to Administration Agreement	Page 2 of 2
SEI – 230021v2
THIS DOCUMENT CONSTITUTES CONFIDENTIAL INFORMATION OF SEI INVESTMENTS GLOBAL FUNDS SERVICES